                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 11, 1999, except as to Note 11 which is as of September 1, 1999, relating to the financial statements of Quantum Effect Devices, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PricewaterhouseCoopers, LLP
San Jose, California
September 9, 1999